CROSS ENTITY GUARANTY
          NOTICE: THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY

      This GUARANTY, dated as of 1st day of June, 2005, is made by the corporations which have signed below (each a "Guarantor" or "Debtor" and collectively, the "Guarantors" and "Debtors"), in favor of Meridian Commercial Healthcare Finance, LLC ("Creditor"), to induce Creditor to extend or to continue to extend financial accommodations to some or all of the Debtors.

      1. DEFINITIONS.

            1.1 "Agreement" - this Guaranty.

            1.2 "Bankruptcy Code" - Title 11 of the United States Code.

            1.3 "Debtor" - each entity which has signed this Guaranty, and their successors-and assigns, whether by operation of law or otherwise, including any "Trustee" (as defined in the Bankruptcy Code) and any successor-in-interest arising out of any merger or reorganization, whether such Debtor is the surviving or disappearing entity.

            1.4 "Credit Documents" - means the following, executed by each
Debtor:

                  1.4.1 That certain Loan and Security Agreement as amended from time to time, dated as of June 1, 2005, executed by PracticeXpert of Oklahoma, Inc.;

                  1.4.2 That certain Loan and Security Agreement as amended from time to time, dated as of June 1, 2005, executed by PracticeXpert of Idaho, Inc.

            1.5 "Creditor" - see Preamble.

            1.6 "Default" - means any default under any Credit Document.

            1.7 "Guaranteed Obligations" - all present and future obligations, indebtedness, and liabilities of each Debtor of every kind and character owed to Creditor, including, but not limited to, those arising directly or indirectly out of or in connection with the Credit Documents, and including all interest that, but for the filing of a petition under the Bankruptcy Code would have accrued, and whether incurred, or created before or after any entry of an order for relief with respect to Debtor in a case under the Bankruptcy Code.

            1.8 "Guarantor" - each Debtor.

            1.9 "Person" - means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or governmental authority.

      2. GUARANTY BY GUARANTOR.

            2.1 Promise to Pay and Perform. Guarantors unconditionally and irrevocably guarantee to Creditor the prompt performance of the Guaranteed Obligations, whether or not the Guaranteed Obligations are found to be invalid, illegal or unenforceable. If Debtors fail to pay or perform any Guaranteed Obligation on or before the date when due (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)), Guarantors shall unconditionally and immediately make such payment or render such performance upon written demand therefor by Creditor.

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            2.2 Cumulative Obligations. The obligations of Guarantors hereunder are in addition to any other obligations of Guarantors under any other guaranties of the Guaranteed Obligations any other Person at any time given to Creditor.

            2.3 Continuing Guaranty. This is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

            2.4 Joint and Several Obligation; Independent Obligation. Each Guarantor is directly, jointly, and severally with all other guarantors of the Guaranteed Obligations liable to Creditor. The obligations of Guarantors hereunder are direct and primary and are independent of the obligations of Debtors or any other such guarantor, and a separate action may be brought against any Guarantor irrespective of whether an action is brought against Debtors or any other Guarantor or whether Debtor or any such other Guarantor is joined in such action. Guarantors' liability hereunder shall not be contingent upon the exercise or enforcement by Creditor of any remedies it may have against Debtors or any other guarantors or the realization upon any security Creditor may at any time possess. Any release that may be given by Creditor to Debtors or any other guarantors shall not release any Guarantor.

      3. PAYMENTS.

            3.1 Nature and Application of Payments. Creditor may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as Creditor shall determine in its sole discretion, irrespective of any contrary instructions received from any other Person.

            3.2 Indefeasible Payment; Revival. If any portion of any payment to Creditor is set aside and repaid by Creditor for any reason after being made by any Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and Guarantors shall be liable for the full amount Creditor repaid plus all costs and expenses (including attorneys' fees, costs, and expenses) incurred by Creditor in connection therewith.

      4. CERTAIN REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Each Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

            4.1 Corporate Existence and Power. It (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of Guarantor's incorporation; and (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to execute, deliver, and perform Guarantor's obligations under this Agreement.

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            4.2 Corporate Authorization; No Contravention; No Default. This
Guaranty has been authorized by all necessary corporate action by Guarantor, and does not and will not: (a) contravene the terms of Guarantor's organization documents; (b) conflict with or result in any breach or contravention of, any contractual obligation to which Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which Guarantor or Guarantor's properties are subject; or (c) violate any law, rule, or regulation of any governmental authority.

            4.3 Binding Effect. This Agreement constitutes the legal, valid, and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms

            4.4 Litigation. There are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of Guarantor, threatened or contemplated, at law, in equity, in arbitration, or before any governmental authority, against Guarantor or any of Guarantor's properties which purport to affect or pertain to this Agreement, any of the other Credit Documents, or any of the transactions contemplated hereby or thereby.

            4.5 Reliance by Guarantor; Financial Condition of Debtor. This Agreement is not made by Guarantor in reliance on any statement by Creditor concerning the financial condition of Debtor, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter, and no promises have been made to Guarantor to induce it to enter into this Agreement. Guarantor is presently informed of the financial condition of each Debtor. Guarantor has reviewed each of the Credit Documents.

            4.6 Adequate Consideration. The benefit to each Creditor in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and Guarantor's obligation hereunder.

      5. COVENANTS OF GUARANTORS.

            5.1 Guarantors shall keep informed of Debtors' financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

            5.2 Guarantors shall promptly execute and deliver all further documents and take all further action that may be necessary, or that Creditor may reasonably request, to enable Creditor to exercise and enforce its rights and remedies hereunder.

      6. WAIVERS BY GUARANTORS OF SURETYSHIP DEFENSES.

            6.1 Guarantor waives:

                  6.1.1 Notice of any adverse change in the financial condition of any Debtor, the release of any collateral securing the Guaranteed Obligations, any fact that may increase Guarantor's risk hereunder any Default in the performance of the Guaranteed Obligations and any other notice to which Guarantor might be entitled.

                  6.1.2 Any defense arising by reason of any disability or other defense (other than the defense that the guaranteed obligations shall have been fully and finally performed and indefensibly paid) of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor in respect thereof, including any such defense or cessation of liability arising from or as a result of:

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                  6.1.2.1 Any statute of limitations;

                  6.1.2.2 Any lack of power or authority of Debtor;

                  6.1.2.3 Any claim of fraudulent transfer or preference;

                  6.1.2.4 Any claim of usury.

                  6.1.3 All Guarantor's rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

                  6.1.4 All rights and defenses that the Guarantors may have because any Debtor's debt is secured by real property. This means among other things (i) the Creditor may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the debtor, (ii) if the Creditor forecloses on any real property collateral pledged by the Debtor (x) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (y) the Creditor may collect from the Guarantor even if the Creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Debtor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon
Section 580(a), 580b, 580d, or 726 of the California Code of Civil Procedure.

                  6.1.5 All rights and defenses arising out of an election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

            6.2 Revocation.

                  6.2.1 In light of all protection afforded Guarantor under ss. 2815 of the California Civil Code, Guarantor understands that it will not have any right to revoke this Agreement and thus may have no control over the maximum amount for which Guarantor may be liable hereunder.

                  6.2.2 If, contrary to this Agreement, any revocation of the Agreement is effective, no it shall not be effective until thirty days after written notice thereof has been actually received by an officer of Creditor, and it shall not apply to any Guaranteed Obligations outstanding prior to said effective date or to Guaranteed Obligations incurred subsequent to such date if made pursuant to a commitment (as defined in the Uniform Commercial Code) entered into before such effective date.

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                  6.2.3 Any payment received by Creditor subsequent to the
effective date of termination may first be applied to obligations incurred subsequent to the effective date of termination and shall not reduce the liability of the terminating Guarantor.

      7. SUBORDINATION. All present and future indebtedness of Debtors owing to Guarantors is postponed in favor of and subordinated to indefeasible payment of the Guaranteed Obligations. Accordingly, no payment may be made with respect to such indebtedness until the Guaranteed Obligations have been indefensibly paid in full. Any payment received by any Guarantor in respect of such indebtedness shall be held by such Guarantor as trustee for Creditor, and promptly paid over to Creditor on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Agreement. Upon request by Creditor, any notes or other instruments now or hereafter evidencing such indebtedness of Debtors to Guarantors, and any security therefor, shall be marked with a legend that the same are subject to this Agreement or shall be delivered to Creditor for safekeeping.

      8. AUTHORIZATION BY GUARANTOR TO CREDITOR. Guarantors irrevocably authorize Creditor to take any action and to execute any instrument on behalf of Guarantors which Creditor may, in accordance with the provisions of the Credit Documents or this Agreement, require as necessary or advisable to accomplish the purposes of this Agreement.

      9. COMMERCIALLY REASONABLE DISPOSITION OF COLLATERAL. A disposition of collateral by Creditor after default shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition is not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

      10. GENERAL PROVISIONS.

      10.1 Notice.

                  10.1.1 All notices required to be given to any party other than Creditor shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service,
(ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

                  10.1.2 All notices to Creditor shall be deemed given upon actual receipt by a responsible officer of Creditor.

                  10.1.3 Notices shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

                                    CREDITOR

Address:          4320 La Jolla Village Drive, Suite 250
                  San Diego, CA 92122
Officer:          Ronald R. Pituch
Fax Number:       858-200-2051

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                                   GUARANTORS

                         PracticeXpert of Oklahoma, Inc.

Address:          10833 Washington Blvd.
                  Culver City, California  90232
Officer:          Michael Manahan
Fax Number:       310-815-3507

                          PracticeXpert of Idaho, Inc.

Address:          10833 Washington Blvd.
                  Culver City, California  90232
Officer:          Michael Manahan
Fax Number:       310-815-3507

            10.2 Entire Agreement. This Agreement supersedes all other agreements and understandings between the parties hereto, verbal or written, express or implied, relating to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

            10.3 Waiver. No failure to exercise and no delay in exercising any right, power, or remedy hereunder shall impair any right, power, or remedy which Creditor may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Creditor of any breach or default by Seller hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Creditor hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies that Creditor would otherwise have. Any waiver, permit, consent or approval by Creditor of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

            10.4 Attorneys Fees. Guarantor shall pay Creditor its reasonable attorneys fees and expenses incurred in the administration or enforcement of this Agreement (whether or not the result of litigation). It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the Creditor by its counsel and that such amount will be reasonable if based on counsel customary billing rates charged to Creditor by its counsel in similar matters. For the purposes of Section 1717 of the California Civil Code, Creditor shall be the "prevailing party" if it recovers any funds whatsoever from Guarantor, whether by settlement, judgment or otherwise

            10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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            10.6 Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of California.

            10.7 JURY TRIAL WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCI-DENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVI-DENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            10.8 Venue. The parties agree that any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Creditor so elects, be instituted in the United States District Court for the Southern District of California or any court of California located in San Diego (the "Acceptable Forums"). Each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Guarantor waives any right to oppose any motion or application made by Creditor as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

            10.9 Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code ss. 1654.


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      IN WITNESS WHEREOF, Guarantors has executed this Agreement as of the date first written above.

                                         PracticeXpert of Oklahoma, Inc.


                                         By:
                                            -----------------------------------
                                         Name:  Michael Manahan

                                         Title:    Chief Financial Officer
                                         PracticeXpert of Idaho, Inc.


                                         By:
                                            -----------------------------------

                                         Name:  Michael Manahan

                                         Title:    Chief Financial Officer

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